[PRICEWATERHOUSECOOPERS LETTERHEAD]





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



October 20, 1999


Commissioners:

We have read the statements made by Stillwater Mining Company (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 13, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP